EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-136041 on Form S-4 of our reports dated March 13, 2006 relating to the consolidated financial statements of Community Bancorp Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Community Bancorp Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California August 21, 2006